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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549




                                    FORM 8-K
                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) July 9, 2003




                       PANHANDLE EASTERN PIPE LINE COMPANY
             (Exact name of registrant as specified in its charter)



         Delaware                        1-2921                  44-0382470
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
     of incorporation)                                       Identification No.)



          5444 Westheimer Court                                  77056
          Houston, Texas 77056                                 (Zip Code)
  (Address of principal executive offices)



       Registrant's telephone number, including area code: (713) 989-7000
















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


ITEM 9.  REGULATION FD DISCLOSURE

On July 9, 2003, Panhandle Eastern Pipe Line Company, LLC ("the Company") issued a press release announcing the commencement of cash tender offers to purchase certain debt of the Company. A copy of the press release is furnished as
Exhibit 99.1. The disclosure and the exhibit contained in this Form 8-K are furnished pursuant to Item 9 and not filed.



This release and other Company reports and statements issued or made from time to time contain certain "forward-looking statements" concerning projected future financial performance, expected plans or future operations. Panhandle Eastern Pipe Line Company cautions that actual results and developments may differ materially from such projections or expectations. Investors should be aware of important factors that could cause actual results to differ materially from the forward-looking projections or expectations. These factors include, but are not limited to: weather conditions in the Company's service territories; cost of gas; regulatory and court decisions; the receipt of timely and adequate rate relief; the achievement of operating efficiencies and the purchase and implementation of any new technologies for attaining such efficiencies; impact of relations with labor unions of bargaining-unit employees; the effect of any stock repurchases; and the effect of strategic initiatives (including: any recent, pending or potential acquisitions or merger, recent corporate restructuring activities, any sales of non-core assets, and any related financing arrangements including refinancings and debt repurchases) on earnings and cash flow.
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


                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            PANHANDLE EASTERN PIPE LINE COMPANY
                                            -----------------------------------
                                                     (Registrant)



Date     July 9, 2003                       By  DAVID J. KVAPIL
      ------------------                       ---------------------------------
                                                David J. Kvapil
                                                Executive Vice President and
                                                Chief Financial Officer






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                                  EXHIBIT INDEX



Exhibit Number                         Description
--------------       -------------------------------------------------------
       99.1 Press Release issued by Panhandle Eastern Pipe Line Company, LLC dated July 9, 2003, announcing the commencement of cash tender offers to purchase certain debt of the Company.

                                                                 EXHIBIT 99.1

03-17
For further information:
Richard N. Marshall
Treasurer & Director of IR
Southern Union Company
570/829-8662

                       PANHANDLE EASTERN PIPE LINE COMPANY
                          ANNOUNCES DEBT TENDER OFFERS

         HOUSTON - (BUSINESS WIRE) - July 9, 2003 - Panhandle Eastern Pipe Line Company, LLC ("Panhandle" or the "Company") announced today the commencement of cash tender offers to purchase the Notes of the Company detailed below:


                                                         Principal     Early                           Bloomberg
                                             CUSIP         Amount      Tender       U.S. Treasury      Reference
Description of the Notes                     Number     Outstanding    Payment   Reference Security     Page        Fixed Spread
------------------------                     ------     -----------    -------   ------------------     ----              ------
6.125% Senior Notes Due 3/15/04           12589YAB5     $292,500,000   $20.00    3.625% due 3/31/04      PX3           0.350%
7.875% Senior Notes Due 8/15/04           698465BA8     $100,000,000   $20.00    6.000% due 8/15/04      PX4           0.550%
6.500% Senior Notes Due 7/15/09           12589YAD1     $158,980,000   $20.00    6.000% due 8/15/09      PX6           1.300%
8.250% Senior Notes Due 4/1/10, Series B  698465BD2     $ 60,000,000   $20.00    6.500% due 2/15/10      PX6           1.450%
7.000% Senior Notes Due 7/15/29           12589YAF6     $135,890,000   $20.00    5.375% due 2/15/31      PX1           1.625%

         The terms and conditions of the tender offers are set forth in an Offer to Purchase and related Letter of Transmittal. The tender offers commence on July 9, 2003, and will expire at 5:00 p.m. ET on August 11, 2003.
         For holders who tender the Notes prior to the Early Tender Date of 5:00 p.m. ET on July 22, 2003 (unless extended or earlier terminated), the tender offers' purchase prices will include an applicable early tender payment as listed above per $1,000 principal amount of each note. Tenders of each series of Notes may only be withdrawn in writing before 5:00 p.m. ET on July 22, 2003.
         Questions concerning the terms of the tender offers may be directed to the dealer managers, Merrill Lynch, toll-free at 888-654-8637 or by collect call at 212-449-4914, or Banc One Capital Markets, Inc., toll-free at 800-431-2731 or by collect call at 312-732-6047. Copies of the Offer to Purchase may be obtained by calling the information agent, Mellon Investor Services LLC, toll-free at 888-566-9471 or at 917-320-6286 (banks and brokerage firms).
         Panhandle is an indirect wholly owned subsidiary of Southern Union Company (NYSE: SUG). The Company is comprised of Panhandle Eastern Pipe Line Company, Trunkline Gas Company, Trunkline LNG Company, Sea Robin Pipeline Company and Pan Gas Storage (widely known as Southwest Gas Storage Company). Panhandle operates more than 10,000 miles of mainline natural gas pipeline extending from the Gulf of Mexico to the Midwest and Canada, which access major natural gas supply regions of the Louisiana and Texas Gulf Coasts as well as the Midcontinent and Rocky Mountains. These pipelines have a combined peak day delivery capacity of 5.3 billion cubic feet per day, 88 billion cubic feet of underground storage facilities (including leased storage) and 6.3 billion cubic feet of above ground liquid storage facilities for liquefied natural gas (LNG)
 imports. For further information visit www.panhandleenergy.com.
         Southern Union Company is engaged primarily in the transportation and distribution of natural gas. Through its local distribution companies, Southern Union also serves approximately 1 million natural gas end user customers in Missouri, Pennsylvania, Massachusetts and Rhode Island. For further information, visit www.southernunionco.com.


         This release and other Company reports and statements issued or made from time to time contain certain "forward-looking statements" concerning projected future financial performance, expected plans or future operations. Southern Union Company cautions that actual results and developments may differ materially from such projections or expectations.
         Important factors could cause actual results to differ materially from the forward-looking projections or expectations. These factors include, but are not limited to: weather conditions or weather-related damage in the Company's service territories; technological developments in energy production, delivery and usage; cost of gas or availability due to higher demand, shortages, transportation problems or other developments, environmental incidents, or gas pipeline system constraints; regulatory and court decisions; the receipt of timely and adequate rate relief; the achievement of efficiencies and the purchase and implementation of new technologies for attaining such efficiencies; disruptions in the normal commercial insurance and surety bond markets that may increase costs or reduce traditional insurance coverage; impact of relations with labor unions of bargaining unit employees; the effect of any stock repurchases; and the effect of strategic initiatives (including any recent, pending or potential acquisition or merger, recent corporate restructuring activities, sales of non-core assets, and any related financing arrangements including refinancings and debt repurchases) on earnings and cash flow.

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